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
                             EXHIBIT 11

              STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (in thousands, except per share amounts)


                                 For the Three months ended December 31,
                                      1999                  1998

                                Basic      Diluted     Basic     Diluted
Weighted average shares
outstanding:
  Common stock                  57,142     57,142      54,477     54,477
  Shares available under
     options                        -       3,260          -       2,975
  Issuable upon conversion
     of debentures                  -          47          -          47

Weighted average common
  and common equivalent
  shares outstanding            57,142     60,449      54,477     57,499

Net earnings                   $33,342    $33,342     $18,335    $18,335
Interest expense, net,
  on debentures                     -           5          -           4

Net earnings applicable
  to common stock              $33,342    $33,347     $18,335    $18,339

Per share                      $  0.58    $  0.55     $  0.34    $  0.32

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

             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (in thousands, except per share amounts)


                               For the Nine months ended December 31,
                                    1999                 1998

                              Basic    Diluted      Basic     Diluted
Weighted average shares
outstanding:
  Common stock                56,453    56,453     54,188     54,188
  Shares available under
     options                      -      3,473         -       3,333
  Shares related to
     deferred compensation        -        342         -          -
  Issuable upon conversion
     of debentures                -         47         -          47

Weighted average common
  and common equivalent
  shares outstanding          56,453    60,315     54,188     57,568

Net earning                  $94,484   $94,484    $64,543    $64,543
Adjustment related to
  deferred compensation           -       (638)        -          -
Interest expense, net,
  on debentures                   -         13         -          13

Net earnings applicable
  to common stock            $94,484   $93,859    $64,543    $64,556

Per share                    $  1.67   $  1.56    $  1.19    $  1.12

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